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                                                                    Exhibit 99.4






To whom it may concern:

              The undersigned, Richard J. Lubasch, hereby consents to being named as a designee to be appointed as Senior Vice President -- General Counsel and Secretary of the relevant registrant in the Registration Statements on Form S-4 of ATX Telecommunications Services, Inc. and CoreComm Merger Sub, Inc., all prospectuses related thereto and all subsequent amendments thereto.


                                       Yours Sincerely,


                                        /s/ Richard J. Lubasch
                                       ------------------------------
                                       Richard J. Lubasch